NEW ENGLAND BUSINESS SERVICE, INC.


                         NOTE PURCHASE AGREEMENT


                      DATED AS OF NOVEMBER 9, 2001




                             $50,000,000

                   SENIOR NOTES DUE NOVEMBER 9, 2008



                          TABLE OF CONTENTS


                                                                        Page

1.   AUTHORIZATION OF NOTES..............................................1

2.   SALE AND PURCHASE OF NOTES..........................................1

3.   CLOSING.............................................................1

4.   CONDITIONS TO CLOSING...............................................2
     4.1.   Representations and Warranties...............................2
     4.2.   Performance; No Default......................................2
     4.3.   Compliance Certificates......................................2
     4.4.   Opinions of Counsel..........................................2
     4.5.   Purchase Permitted By Applicable Law, etc....................3
     4.6.   Payment of Special Counsel Fees..............................3
     4.7.   Private Placement Number.....................................3
     4.8.   Changes in Corporate Structure...............................3
     4.9.   Proceedings and Documents....................................4
     4.10.  Subsidiary Guaranty..........................................4
     4.11.  Intercreditor Agreement......................................4
     4.12.  Consent Agreement............................................4
     4.13.  Bank Documents...............................................4

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................4
     5.1.   Organization; Power and Authority............................4
     5.2.   Authorization, etc...........................................5
     5.3.   Disclosure...................................................5
     5.4.   Organization and Ownership of Shares of
            Subsidiaries; Affiliates.....................................6
     5.5.   Financial Statements.........................................6
     5.6.   Compliance with Laws, Other Instruments, etc.................6
     5.7.   Governmental Authorizations, etc.............................7
     5.8.   Litigation; Observance of Agreements,
            Statutes and Orders..........................................7
     5.9.   Taxes........................................................7
     5.10.  Title to Property; Leases....................................8
     5.11.  Licenses, Permits, etc.......................................8
     5.12.  Compliance with ERISA........................................8
     5.13.  Private Offering by the Company..............................9
     5.14.  Use of Proceeds; Margin Regulations.........................10
     5.15.  Existing Indebtedness, Future Liens.........................10
     5.16.  Foreign Assets Control Regulations, etc.....................10
     5.17.  Status under Certain Statutes...............................10
     5.18.  Environmental Matters.......................................11

6.   REPRESENTATIONS OF THE PURCHASER...................................11
     6.1.   Purchase for Investment.....................................11
     6.2.   Source of Funds.............................................11

7.   INFORMATION AS TO COMPANY..........................................13
     7.1.   Financial and Business Information..........................13
     7.2.   Officer's Certificate.......................................16
     7.3.   Inspection..................................................16

8.   PAYMENT OF THE NOTES...............................................17
     8.1.   Payment of Interest.........................................17
     8.2.   Required Prepayments, Payment at Maturity...................17
     8.3.   Optional Prepayments with Make-Whole Amount.................18
     8.4.   Allocation of Partial Prepayments...........................18
     8.5.   Maturity; Surrender, etc....................................19
     8.6.   No Other Optional Prepayments or Purchase of Notes..........19
     8.7.   Make-Whole Amount...........................................19

9.   AFFIRMATIVE COVENANTS..............................................20
     9.1.   Compliance with Law.........................................20
     9.2.   Insurance...................................................21
     9.3.   Maintenance of Properties...................................21
     9.4.   Payment of Taxes and Claims.................................21
     9.5.   Corporate Existence, etc....................................21
     9.6.   Additional Active Domestic Subsidiaries.....................22
     9.7.   Pari Passu Ranking..........................................22

10.  NEGATIVE COVENANTS.................................................22
     10.1.  Transactions with Affiliates................................22
     10.2.  Fixed Charge Coverage Ratio.................................22
     10.3.  Consolidated Net Worth......................................23
     10.4.  Leverage Ratio..............................................23
     10.5.  Priority Debt...............................................23
     10.6.  Sale of Assets..............................................24
     10.7.  Liens.......................................................24
     10.8.  Mergers, Consolidations, etc................................26
     10.9.  Line of Business............................................26

11.  EVENTS OF DEFAULT..................................................26

12.  REMEDIES ON DEFAULT, ETC...........................................29
     12.1.  Acceleration................................................29
     12.2.  Other Remedies..............................................30
     12.3.  Rescission..................................................30
     12.4.  No Waivers or Election of Remedies, Expenses, etc...........30

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES......................31
     13.1.  Registration of Notes.......................................31
     13.2.  Transfer and Exchange of Notes..............................31
     13.3.  Replacement of Notes........................................31

14.  PAYMENTS ON NOTES..................................................32
     14.1.  Place of Payment............................................32
     14.2.  Home Office Payment.........................................32

15.  EXPENSES, ETC......................................................32
     15.1.  Transaction Expenses........................................32
     15.2.  Survival....................................................33

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.......33

17.  AMENDMENT AND WAIVER...............................................33
     17.1.  Requirements................................................33
     17.2.  Solicitation of Holders of Notes............................34
     17.3.  Binding Effect, etc.........................................34
     17.4.  Notes held by Company, etc..................................34

18.  NOTICES............................................................35

19.  REPRODUCTION OF DOCUMENTS..........................................35

20.  CONFIDENTIAL INFORMATION...........................................35

21.  SUBSTITUTION OF PURCHASER..........................................37

22.  MISCELLANEOUS......................................................37
     22.1.  Successors and Assigns......................................37
     22.2.  Payments Due on Non-Business Days; When Payments
            Deemed Received.............................................38
     22.3.  Severability................................................38
     22.4.  Construction................................................38
     22.5.  Counterparts................................................38
     22.6.Governing Law.................................................38

                     NEW ENGLAND BUSINESS SERVICE, INC.
                             500 Main Street
                       Groton, Massachusetts  01471

                     Senior Notes Due November 9, 2008

                                              Dated as of November 9, 2001
The Prudential Insurance Company of America
1114 Avenue of the Americas, 30th Floor
New York, NY  10036


Ladies and Gentlemen:

     NEW ENGLAND BUSINESS SERVICE, INC., a Delaware corporation (together with its successors and assigns, the "Company"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES

     The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its Senior Notes due November 9, 2008 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement. The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   SALE AND PURCHASE OF NOTES

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof.

3.   CLOSING

     The sale and purchase of the Notes to be purchased by you shall occur at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110-1726 at 10:00 a.m., local time, at a closing (the "Closing") on November 9, 2001. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee), as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds of the amount of the purchase price therefor as directed by the Company in Schedule 3. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1. Representations and Warranties.

     The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     4.2. Performance; No Default.

     The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by either Section 10.1 or Section10.6 had such Sections applied since such date.

     4.3. Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and
     4.8 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the other Financing Documents to which the Company is a party.

          (c)  Subsidiary Guarantor Secretary's Certificates.   Each
     Subsidiary Guarantor shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents to which such Subsidiary Guarantor is a party.

     4.4. Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing, from:

          (a) (i) Hill & Barlow, a professional corporation, counsel for the Company, substantially in the form set out in Exhibit 4.4(a)(i), and (ii) LeBoeuf, Lamb, Greene & MacRae, L.L.P., substantially in the form set out in Exhibit 4.4(a)(ii), and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you);

          (b) (i) Lindquist & Vennum P.L.L.P., special Colorado local counsel for McBee Systems, Inc., substantially in the form set out in
     Exhibit 4.4(b)(i), and (ii) Drinker Biddle & Shanley LLP, special New Jersey local counsel for Rapidforms, Inc., substantially in the form set out in Exhibit 4.4(b)(ii), and

          (c) Bingham Dana LLP, your special counsel in connection with such transactions, substantially in the form set out in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     4.5. Purchase Permitted By Applicable Law, etc.

     On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     4.6. Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.

     4.7. Private Placement Number.

     A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     4.8. Changes in Corporate Structure.

     Except as specified in Schedule 4.8, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     4.9. Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

     4.10. Subsidiary Guaranty.

     Each of the Subsidiaries specified on Schedule 4.10 (collectively, together with each other Subsidiary that shall, from time to time, become a party to the Subsidiary Guaranty and their respective successors and assigns, the "Subsidiary Guarantors"), which Subsidiaries are all of the Active Domestic Subsidiaries existing on the date of Closing and each other Subsidiary, if any, required by the terms of the Bank Agreement to Guaranty the obligations arising under the Bank Agreement, shall have executed and delivered the Subsidiary Guaranty in the form set forth in Exhibit 4.10.

     4.11. Intercreditor Agreement.

     The Intercreditor Agreement shall have been duly executed and delivered, substantially in the form of Exhibit 4.11, and a copy thereof evidencing such due execution and delivery shall have been delivered to you.

     4.12. Consent Agreement.

     The Consent Agreement shall have been duly executed and delivered, and an executed copy thereof shall have been delivered to you.

     4.13. Bank Documents.

     You shall have received copies of each of the Bank Documents, certified by a Responsible Officer to be true, correct and complete.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to you, as of the date of the Closing, that:

     5.1. Organization; Power and Authority.

     Each of the Company and its Subsidiaries is a corporation or other legal entity, or in the case of R&M Trust and Chiswick Trust, a Massachusetts business trust, duly organized, validly existing and, except in the case of R&M Trust and Chiswick Trust (which respect to which no such concept is applicable) in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions hereof and thereof.

     5.2. Authorization, etc.

          (a) The Company. The Financing Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, and such Financing Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) The Subsidiary Guarantors. The Financing Documents to which each Subsidiary Guarantor is a party have been duly authorized by all necessary corporate or other action on the part of each such Subsidiary Guarantor, and such Financing Documents constitute legal, valid and binding obligations of each such Subsidiary Guarantor enforceable against each such Subsidiary Guarantor in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3. Disclosure.

     The Company, through its agent, Fleet Securities, Inc., has delivered to you a copy of a Confidential Private Placement Memorandum, dated September, 2001 (the "Memorandum"), relating to the transactions contemplated hereby.
The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since June 30, 2001, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of: (i) the Company's Subsidiaries, showing, as to each Subsidiary, (A) the correct name thereof, (B) the jurisdiction of its organization, (C) the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (D) whether such Subsidiary is a Domestic Subsidiary or a Foreign Subsidiary; and (ii) the Company's Affiliates, other than Subsidiaries.

          (b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4). The Subsidiaries listed on Schedule 4.10 are the only Domestic Subsidiaries as of the date of Closing.

          (c) No Subsidiary is subject to any legal restriction, or is a party to any agreement (other than the Financing Documents, the Bank Documents and customary limitations imposed by corporate law statutes), restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

     5.5. Financial Statements.

     The Company has delivered to you copies of the consolidated financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (except for, in the case of interim financial statements, year end adjustments, the absence of footnotes and any other items permitted to be excluded from Form 10-Q by the Exchange Act).

     5.6. Compliance with Laws, Other Instruments, etc.

     The execution, delivery and performance by the Company and its Subsidiaries of the Financing Documents to which each such Person is a party will not:

          (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected;

           (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary; or

           (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     5.7. Governmental Authorizations, etc.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Subsidiary of the Financing Documents to which it is a party (other than disclosure filings with the Securities and Exchange Commission under the federal securities laws).

     5.8. Litigation; Observance of Agreements, Statutes and Orders.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.9. Taxes.

     The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all Fiscal Years up to and including the Fiscal Year ended June 30, 1995.

     5.10. Title to Property; Leases.

     The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     5.11. Licenses, Permits, etc.

     Except as disclosed in Schedule 5.11:

          (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Company, no product or practice of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     5.12. Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) Except as noted on Schedule 5.12(d), the expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
     Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the Sources used to pay the purchase price of the Notes to be purchased by you.

          (f) Schedule 5.12(f) sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" has the meaning specified in section 3 of ERISA, "affiliate" has the meaning specified in section 407(d) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "employer security" has the meaning specified in section 407(d) of ERISA).

     5.13. Private Offering by the Company.

     Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you and not more than 34 other Institutional Investors (as defined in clause (c) of the definition of such term), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

     5.14. Use of Proceeds; Margin Regulations.

     The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin Stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that Margin Stock will constitute more than 1% of the value of such assets. As used in this Section, the term "purpose of buying or carrying" shall have the meaning assigned to it in said Regulation U.

     5.15. Existing Indebtedness, Future Liens.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as ofSeptember 29, 2001 (and specifying, as to each such Indebtedness, the collateral, if any, securing such Indebtedness), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal of or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.7.

     5.16. Foreign Assets Control Regulations, etc.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.17. Status under Certain Statutes.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended.

     5.18. Environmental Matters.

     Except as disclosed on Schedule 5.18, neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.   REPRESENTATIONS OF THE PURCHASER

     6.1. Purchase for Investment.

     You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     6.2. Source of Funds.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile and that such acquisition is eligible for and satisfies the other requirements of such exemption; or

          (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
     (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph 6.2(c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and

              (i) the identity of such QPAM and

              (ii) the names of all employee benefit plans whose assets
                   are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph 6.2(d); or

          (e)  the Source is a governmental plan; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph 6.2(f); or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.   INFORMATION AS TO COMPANY

     7.1.  Financial and Business Information.

     The Company shall deliver to each holder of Notes that is an Institutional
Investor:

          (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each Fiscal Year of the Company (other than the last quarterly fiscal period of each such Fiscal Year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this paragraph (a);

          (b) Annual Statements -- within 90 days after the end of each Fiscal Year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

     setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such Fiscal Year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report (including, without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission (excluding registration statements on Form S-8 and related prospectuses) and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
     Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (g) Actions, Proceedings -- promptly after a Responsible Officer becomes aware of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (h) Amendments to Bank Documents - promptly, copies of any amendments, modifications or supplements to any agreement or instrument evidencing any obligation of the Company in respect of the Bank Documents;

          (i) Information Provided to Bank Group - at any time during the existence of any "Default" or "Event of Default" under and as defined in the Bank Agreement, or during the existence of any Default or Event of Default, promptly upon their becoming available, copies of any statement, report, notice or certificate furnished to the Bank Group or any agent for the Bank Group under the Bank Agreement, to the extent that the information contained therein has not already been delivered to each holder of Notes; and

          (j) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R. 230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

     7.2. Officer's Certificate.

     Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2 through 10.7, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence);

          (b)Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

          (c) Subsidiaries - a list of all of the Company's Subsidiaries on the date of such financial statements, specifying as to each whether it is a Domestic Subsidiary or Foreign Subsidiary.

     7.3. Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8. PAYMENT OF THE NOTES

     8.1. Payment of Interest.

          (a)  Interest Rate.

               (i) Floating Rate Period. At all times during the Floating Rate Period, the Notes shall bear interest at the relevant LIBOR Rate. During the Floating Rate Period, interest on the Notes shall be calculated on the basis of a 360 day year and actual days elapsed.

               (ii)  Fixed Rate Period.   At all times during the Fixed Rate
          Period, the Notes shall bear interest at a rate of 7.23% per annum. During the Fixed Rate Period, interest on the Notes shall be calculated on the basis of a 360 day year of twelve 30-day months.

          (b)	Payment of Interest.

               (i) Floating Rate Period. At all times during the Floating Rate Period, interest on each Note shall be payable, in arrears, monthly at the end of each Interest Period during the Floating Rate Period.

               (ii) Fixed Rate Period. At all times during the Fixed Rate Period, interest on each Note shall be payable semi-annually on each November 9 and May 9 in each year commencing May 9, 2003, until the principal hereof shall become due and payable.

     8.2. Required Prepayments, Payment at Maturity.

     On November 9, 2004 and on each November 9 thereafter to and including November 9, 2007 the Company will prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, and the Company will pay all of the principal amount of the Notes remaining outstanding, if any, on November 9, 2008. Each partial prepayment of the Notes pursuant to
Section 8.3 will be applied first, to the amount due on the maturity date of the Notes and second, to the mandatory prepayments applicable to the Notes, as set forth in this Section 8.2, in the inverse order of the maturity thereof.

     8.3. Optional Prepayments with Make-Whole Amount.

          (a) Optional Prepayments during Floating Rate Period. The Company may, at its option, upon notice as provided below, prepay at any time during the Floating Rate Period all, or from time to time any part of, the Notes (but if in part, in an amount not less than $1,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid and interest thereon accrued to the date of such prepayment, plus (i) the Make-Whole Amount, and (ii) any Breakage Costs in respect thereof.

          (b) Optional Prepayments during Fixed Rate Period. The Company may, at its option, upon notice as provided below, prepay at any time during the Fixed Rate Period all, or from time to time any part of, the Notes (but if in part, in an amount not less than $1,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid and interest thereon accrued to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to (i) the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation or
(ii) the amount of Breakage Costs, if any, being paid by the Company in respect thereof. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount or Breakage Costs as of the specified prepayment date.

     8.4. Allocation of Partial Prepayments.

     In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     8.5. Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      8.6. No Other Optional Prepayments or Purchase of Notes.

     The Company will not prepay (whether directly or indirectly by purchase, redemption or other acquisition) any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Section 8. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Section 8 and no Notes may be issued in substitution or exchange for any such Notes.

     8.7. Make-Whole Amount.

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.3 or has become or is declared to be immediately due and payable pursuant to
     Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on Bridge Telerate (or such other display as may replace Page 678 on Bridge Telerate) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life. The Reinvestment Yield shall be rounded to that same number of decimal places as appear in the interest rate set forth in the Notes.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining
     Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.3 or Section 12.1. For purposes of calculating the Make-Whole Amount during the Floating
     Rate Period, the Notes shall be deemed to bear interest at 7.23% per annum, payable and computed in accordance with the provisions of Sections 8.1(a)(ii) and 8.1(b)(ii) as if such interest rate, and not the LIBOR Rate, applied during such period.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS

     The Company covenants that so long as any of the Notes are outstanding:

     9.1. Compliance with Law.

     The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.2. Insurance.

     The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     9.3. Maintenance of Properties.

     The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.4. Payment of Taxes and Claims.

     The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     9.5. Corporate Existence, etc.

     The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     9.6. Additional Active Domestic Subsidiaries.

     At the time any Person becomes an Active Domestic Subsidiary of the Company, the Company shall so notify the holders of the Notes and promptly thereafter (but in any event within 30 days after the date hereof) shall (i) cause such Person to execute and deliver a Subsidiary Guaranty and to remain obligated in respect of such Subsidiary Guaranty at all times thereafter, and (ii) provide the holder of the Notes a new Schedule 5.4 which shall reflect the information regarding such new Active Domestic Subsidiary required by Section 5.4.

     9.7. Pari Passu Ranking.

     The Company covenants that its obligations and the obligations of the Subsidiary Guarantors under the Financing Documents do and will at all times rank at least pari passu, without preference or priority, with all other outstanding, unsecured, unsubordinated obligations of the Company and the Subsidiary Guarantors (as the case may be), including, without limitation, the obligations contained in the Bank Documents (except as indicated in Schedule 5.15).

10.  NEGATIVE COVENANTS

     The Company covenants that so long as any of the Notes are outstanding:

     10.1. Transactions with Affiliates.

     The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     10.2. Fixed Charge Coverage Ratio.

     The Company will not, at any time during any period specified below, permit the ratio of:

          (a) the result of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company most recently ended at such time, minus (ii) Consolidated Capital Expenditures made by the Company and its Subsidiaries during such period; to

          (b)  Consolidated  Interest Expense for such period;

to be less than the ratio set below opposite such period:

     Period                                           Ratio
     Date of Closing through March 30, 2002           3.50 to 1.00
     March 31, 2002 and at all times thereafter       4.00 to 1.00

     10.3. Consolidated Net Worth.

     The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of

          (a)   $100,000,000, plus

          (b) an amount equal to 50% of Consolidated Net Income for each completed Fiscal Year of the Company beginning with the Fiscal Year ended June 29, 2002 (or if such Consolidated Net Income is a deficit figure for any such Fiscal Year, then $0 for such Fiscal
     Year), plus

          (c) an amount equal to 100% of all proceeds paid to the Company or any Subsidiary resulting from any sale after the date of Closing by the Company or any Subsidiary of

	       (i) Capital Stock issued by the Company or any such Subsidiary, or

	       (ii) warrants or subscription rights for Capital Stock issued by the Company or any such Subsidiary.

     10.4. Leverage Ratio.

     The Company shall not, as of the last day of each fiscal quarter commencing with the fiscal quarter of the Company ending December 29, 2001, permit the ratio of (a) Consolidated Debt on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date, to be greater than 2.50 to 1.00.

     10.5. Priority Debt.

     The Company shall not, at any time, permit the aggregate outstanding amount of Priority Debt to exceed 15% of Consolidated Net Worth, determined as of the last day of the then most recently ended fiscal quarter of the Company commencing with the fiscal quarter of the Company ending
December 29, 2001.

     10.6. Sale of Assets.

     The Company will not, and will not permit any of its Subsidiaries to, make any Transfer other than an Asset Disposition, but only so long as the following conditions are satisfied with respect to such Asset Disposition:

          (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary (except that (i) Asset Dispositions referred to in clauses (a)(i) and (a)(ii) of the definition of Asset Disposition and (ii) Asset Dispositions consisting of Transfers of Capital Stock of the Company, shall not be subject to the Fair Market Value requirement); and

          (b) immediately prior to and after giving effect to the Asset Disposition, no Default or Event of Default would exist.

     10.7. Liens.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except (the following being collectively referred to herein as "Permitted Liens"):

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (b) Liens created by or resulting from any judgment or award which are being actively contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

          (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by
     Section 9.4;

          (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

          (e) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person's becoming a Subsidiary or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property;

          (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

          (g)  Liens existing on the date of this Agreement and reflected on
     Schedule 5.15;

          (h) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of real or tangible personal property (or any improvement thereon or thereto) acquired or constructed by the Company or a Subsidiary after the date of the Closing, provided that (1) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon), (2) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and (3) any such Lien shall be created contemporaneously with, or within 120 days after, the acquisition or completion of construction of such property; and

          (i)  other Liens not otherwise permitted by paragraphs (a) through
     (h) of this Section, provided that, immediately after, and immediately after giving effect to, the incurrence of any Debt secured by any such Lien, Priority Debt will not exceed 15% of Consolidated Net Worth.

     10.8. Mergers, Consolidations, etc.

     The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Subsidiary of the Company), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

     10.9. Line of Business.

     The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

     11. EVENTS OF DEFAULT

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal, Breakage Costs and Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in any of Sections 10.1 through 10.9, inclusive, or Section 7.1(d); or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
     (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f)

               (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under this Agreement and the Notes) beyond any period of grace provided with respect thereto, that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $1,000,000, or

               (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under this Agreement and the Notes), that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $1,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or

               (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests),

                    (A) the Company or any Subsidiary has become obligated
               to purchase or repay Indebtedness (other than the Notes) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or

                    (B) one or more Persons have the right to require the
               Company or any Subsidiary so to purchase or repay such Indebtedness; or

          (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
     (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Subsidiary or with respect to any substantial part of the property of the Company or any Subsidiary, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j)  if

               (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

               (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

               (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans subject to Title IV of ERISA, determined in accordance with Title IV of ERISA, shall exceed $1,000,000,

               (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

               (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or

               (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

     and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

     12.1. Acceleration.

          (a) If an Event of Default with respect to the Company described in Section 11(g) or 11(h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in Section 11(a) or 11(b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus
     (x) all accrued and unpaid interest thereon and (y) Breakage Costs and the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of Breakage Costs and a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2. Other Remedies.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3. Rescission.

     At any time after any Notes have been declared due and payable pursuant to clause (b) or clause (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     12.4. No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under
Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

     13.1. Registration of Notes.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     13.2. Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     13.3. Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES

     14.1. Place of Payment.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Groton, Massachusetts at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     14.2. Home Office Payment.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Breakage Costs and Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15. EXPENSES, ETC.

     15.1. Transaction Expenses.

     Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

     15.2. Survival.

     The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER

     17.1. Requirements.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby,
(i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes,
(ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17 and 20.

     17.2. Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     17.3. Binding Effect, etc.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     17.4. Notes held by Company, etc.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (a) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing;

          (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

          (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, telecopier: (978) 449-3018, or at such other address as the Company shall have specified to the holder of each Note in writing. Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS

     This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that

          (a) was publicly known or otherwise known to you prior to the time of such disclosure,

          (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf,

          (c) is furnished to you by a Person other than the Company or a Subsidiary unless you have actual knowledge that such Person is subject to and in violation of a confidentiality obligation with respect to such information, or

          (d)  constitutes financial statements delivered to you under
     Section 7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to:

               (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

               (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,

               (iii) any other holder of any Note,

               (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
          Section 20),

               (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

               (vi) any federal or state regulatory authority having jurisdiction over you,

               (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or

               (viii) any other Person to which such delivery or disclosure may be necessary or appropriate

                    (A) to effect compliance with any law, rule, regulation or order applicable to you,

                    (B)  in response to any subpoena or other legal process,

                    (C) in connection with any litigation to which you are a party, or

                    (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER

     You shall have the right to substitute any one of your Affiliates, managed accounts or other Persons for whom you manage investments as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.2. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS

     22.1. Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     22.2. Payments Due on Non-Business Days; When Payments Deemed Received.

          (a) Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount, Breakage Costs or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day, provided, however, that the foregoing shall not apply to interest payable during the Floating Rate Period (as to which the provisions of the definition of "Interest Period" shall apply).

          (b) Payments, When Received. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

     22.3. Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     22.4. Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     22.5. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     22.6. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of page intentionally blank; next page is signature page.]


     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.
Very truly yours,
                                    NEW ENGLAND BUSINESS
                                    SERVICE, INC.
                                    By:  ___/s/ Daniel M. Junius___________
                                    Name:  Daniel M. Junius
                                    Title:  Senior Vice President, Chief
                                    Financial Officer and Treasurer







             [Signature Page of Note Purchase Agreement]

The foregoing is hereby
agreed to.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By:  __/s/ William Pappas___________
Name:  William Pappas
Title:  Vice President



[Signature Page of Note Purchase Agreement]

                                 SCHEDULE B

                                DEFINED TERMS

 As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Active Domestic Subsidiary" means any Domestic Subsidiary that
(i) engages in business of any kind or nature (other than qualifying to do business in a foreign jurisdiction), or (ii) has a net worth or assets of more than a de minimis value, or (iii) issues any Capital Stock to any Person other than the Company or a Subsidiary of the Company.

     "Advantage" means Advantage Payroll Services, Inc. (formerly known as Advantage Business Services Holdings, Inc.), a Delaware corporation.

     "Affiliate" means at any time, and with respect to any Person,

          (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and

          (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement, this" is defined in Section 17.3.

     "Asset Disposition"  means:

          (a)  any

               (i) Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

               (ii)  Transfer from the Company to a Wholly-Owned Subsidiary; or

               (iii) Transfer from the Company to a Subsidiary (other than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary (other than a Wholly-Owned Subsidiary);

          (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale, (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that are obsolete or that are being replaced in the ordinary course of business with property of equivalent value and utility, or (iii) a license or lease of intellectual property in the ordinary course of business;

          (c) any Transfer of Capital Stock of the Company and other Margin Stock for so long as such stock constitutes Margin Stock;

          (d) any Transfer of the common stock and/or other equity interests held by the Company or any Subsidiary in Advantage, including any securities which may be acquired in exchange for the common stock and/or other equity interests held by the Company or any Subsidiary in Advantage in connection with any capital reorganization, reclassification, merger, consolidation or similar transaction; or

          (e)  any other Transfer of assets not referred to in paragraphs
     (a) through (d) above, in an aggregate amount not to exceed the lesser of
     (i) $5,000,000 and (ii) five percent (5%) of the consolidated total assets of the Company and its Subsidiaries (determined as of the date or dates of such disposition).

     "Bank Agreement" means that certain Second Amended and Restated Revolving Credit Agreement, dated as of July 13, 2001, between the Company and Fleet National Bank, as agent for the Bank Group, as amended, restated or supplemented from time to time.

     "Bank Documents" means, collectively, the Bank Agreement and the Bank Guaranty.

     "Bank Group"   means each of the lenders party to the Bank Agreement.

     "Bank Guaranty" means that certain Guaranty, dated as of J uly 13, 2001, executed and delivered by certain of the Company's Subsidiaries, in favor of the Bank Group, as amended, restated or supplemented from time to time.

     "Breakage Costs" means any amounts required to compensate each holder of Notes for any losses, costs or expenses sustained or incurred by such holder of Notes as a consequence of (i) any event (including any acceleration of Notes in accordance with Section 12.1 and any prepayment of the Notes pursuant to Section 8.3) which results in such holder of Notes receiving any amount on account of the principal of any Note during the Floating Rate Period prior to the end of the Interest Period in effect therefor (including, without limitation, any costs associated with the early termination of interest rate swaps), or (ii) the failure by the Company to pay any amount in respect of a payment or prepayment required to be made hereunder on the due date in respect of the Notes.

     "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New
York or Boston, Massachusetts are required or authorized to be closed.

     "Capital Assets" means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Stock" means, with respect to any Person, any class of preferred, common or other capital stock, warrants, stock options, share capital or similar equity interest of a Person, including, without limitation, limited or general partnership interests in a partnership and membership interests in a limited liability company.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" is defined in the introductory sentence of this Agreement.

     "Consent Agreement" means that certain Consent Agreement, dated as of the date hereof, among Fleet National Bank, as agent for the Bank Group, and the Company.

     "Consolidated Capital Expenditures" means amounts paid or Indebtedness incurred by the Company or any of its Subsidiaries in connection with (i) the purchase or lease by the Company or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet in accordance with GAAP or (ii) the lease of any assets by the Company or any Subsidiary under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated as a Capital Lease.

     "Consolidated Debt" means, as of any date of determination, the total Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     "Confidential Information" is defined in Section 20.

     "Consolidated EBITDA"  means, for any period, the sum of:

          (a)  Consolidated Net Income for such period; plus

          (b) to the extent, and only to the extent, that such aggregate amount was deducted in the computation of Consolidated Net Income for such period, the aggregate amount of:

               (i)  Consolidated Interest Expense for such period; and

               (ii) income tax expense, depreciation expense, amortization expense and other non-cash expenses of the Company and its Subsidiaries, determined on a consolidated basis for such Persons;

provided, however, that (i) in connection with the calculation of Consolidated EBITDA for any period of four consecutive fiscal quarters of the Company, the financial impact of any acquisition of any Person or assets made by the Company or any Subsidiary during such period shall be taken into account (based on pro forma financial statements prepared using the actual historical financial statements of such Person being acquired, copies of which shall be delivered to the holders) as if such acquisition had occurred on the first day of such period, and (ii) (A) for purposes of determining Consolidated EBITDA for any period which includes any period prior to June 30, 2001, Consolidated EBITDA shall exclude all Restructuring Charges incurred up to $12,000,0000 in the aggregate, and (B) for purposes of determining Consolidated EBITDA for any period ending after June 30, 2001, Consolidated EBITDA shall exclude all Noncash Restructuring Charges incurred up to $5,000,000 in the aggregate during any Fiscal Year; provided that there shall be no duplication of the amounts referred to in the foregoing clauses (A) and (B);

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest required to be expensed by the Company and its Subsidiaries, in accordance with GAAP, during such period on all Debt of the Company and its Subsidiaries outstanding during all or any part of such period, including, without limitation, expenses consisting of interest in respect of Capital Leases and Synthetic Leases.

     "Consolidated Net Income"  means, for any period, net earnings
(or loss) after income taxes of the Company and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Subsidiaries in accordance with GAAP, provided that there shall be excluded:

          (a) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions; and

          (b) any net income or gain (or loss) during such period from any change in accounting principles in accordance with GAAP.

  "Consolidated Net Worth" means the excess of

          (a)  total assets of the Company and its Subsidiaries, over

          (b)  total liabilities of the Company and its Subsidiaries,

     all as consolidated and determined in accordance with GAAP, provided that such computation shall not take into account any non-cash losses that may result from FAS 133 (Accounting for Derivative Instruments and Hedging Activities).

     "Debt"   means, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means the greater of (i) 2% per annum above the rate of interest on the Notes prevailing at such time or (ii) 2% over the rate of interest publicly announced from time to time by The Bank of New York, New York, New York (or its successor) as its "base" or "prime" rate.

     "Dollar(s)" means the lawful money of the United States of America.

     "Domestic Subsidiary" means each direct and indirect Subsidiary of the Company that is domiciled, incorporated or organized under the laws of any state of the United States of America or the District of Columbia (or has any material assets located in the United States of America or the District of Columbia), whether existing as of the date hereof or hereafter created or acquired.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Financing Documents" means, collectively, each of this Agreement, the Notes, the Subsidiary Guaranty, the Intercreditor Agreement, and all other related agreements, documents and instruments issued or delivered hereunder or thereunder or pursuant hereto or thereto.

     "Fiscal Year" means, for the Company, a 12 month period ending on the last Saturday of June in each year.

     "Fixed Rate Period" means the period commencing immediately upon the termination of the Floating Rate Period and ending on the date the Notes have been paid in full.

     "Floating Rate Period" means a 12 month period beginning on the date of Closing and ending on the first anniversary of the date of Closing.

     "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

          (a)  the government of

               (i) the United States of America or any state or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or that asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Indebtedness" means, with respect to any Person, without duplication,

          (a)  its Debt;

          (b) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (c)  Swaps of such Person; and

          (d) any Guaranty of such Person with respect to liabilities of a type described in either of clauses (b) or (c) hereof.

Without limitation of the foregoing, Indebtedness of any Person shall include all obligations of such Person of the character described in clauses
(a) through (d) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Institutional Investor" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, any Qualified Institutional Buyer or any other similar financial institution or entity, regardless of legal form.

     "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the date hereof, between the Purchasers and Fleet National Bank, as agent for the Bank Group, and acknowledged and agreed to by the Company and the Subsidiary Guarantors, substantially in the form of Exhibit 4.11 hereto.

     "Interest Period" means, at any time during the Floating Rate Period, each successive one (1) month period commencing on the date of Closing and ending on the numerically corresponding day (or, if there is no numerically corresponding date, on the last day) in the next succeeding calendar month until the termination of the Floating Rate Period; provided that the foregoing provisions relating to Interest Periods are subject to the following:

          (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

Interest shall accrue from and including the first day of an Interest Period to but excluding the earlier of the last day of the Interest Period and the day on which the Notes are repaid or prepaid in full.

     "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, Indebtedness or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.

     "LIBOR Rate" means, with respect to any Interest Period, the sum of
(a) 5.08% per annum and (b) (i) the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%), as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to such Interest Period, which appears on the Bloomberg page "Currency
BBAM 1" as of 11:00 a.m. London time on the day that is two (2) London Business Days prior to the first day of such Interest Period, or (ii) if such rate ceases to be reported in accordance with the above definition on Bloomberg Page "Currency BBAM 1", the rate per annum quoted by Morgan Guaranty Trust Company of New York at approximately 11:00 a.m. (New York City time) on the first day of such Interest Period for loans in Dollars to leading European banks for a period equal to such Interest Period, commencing on the first day of such Interest Period, and in an amount comparable to the aggregate principal amount of the Notes.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

     "London Business Day" means a day on which dealings in Dollars are carried on in the London inter-bank eurodollar market.

     "Make-Whole Amount" is defined in Section 8.7.

     "Margin Stock" means "Margin Stock" or "Margin Securities", as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company or any Subsidiary to perform its obligations under any Financing Document to which it is a party, or (c) the validity or enforceability of any Financing Document.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Noncash Restructuring Charges" means any Restructuring Charge that is not required to be satisfied through a payment of cash.

     "Notes" is defined in Section 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Liens"   is defined in Section 10.7.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Preferred Stock" means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or other equity distributions or the payment of any amount upon liquidation or dissolution of such Person.

     "Priority Debt"  means, at any time, without duplication, the sum of:

          (a) Debt of the Company and any Subsidiary secured by Permitted Liens (other than Liens arising from Section 7 of the Bank Guaranty); and

          (b) all Debt of Subsidiaries (other than (i) Debt held by the Company or a Wholly-Owned Subsidiary thereof, (ii) Debt arising from the Bank Guaranty, and (iii) Debt arising from the Subsidiary Guaranty).

     "property or properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Purchasers" means The Prudential Insurance Company of America and its successors and assigns.

     "PTE" is defined in Section 6.2(a).

     "QPAM Exemption" is defined in Section 6.2(d).

     "Qualified Institutional Buyer" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

     "Required Holders" means, at any time, the holder or holders of at least a majority in principal amount of the Notes at the time outstanding
 (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     "Restructuring Charges" means charges incurred by the Company arising directly from the exit of a business operation or the integration of a business entity that is recorded in its financial statements as (i) an exit cost, (ii) an asset impairment charge, (iii) losses on disposal of assets, or (iv) other similar costs, in each case solely to the extent such charges are non-recurring in nature. Restructuring Charges shall include, in any event, those items listed on Schedule 1 for the fiscal year ended
June 30, 2001.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

     "Source" is defined in Section 6.2.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Guarantors" is defined in Section 4.10.

     "Subsidiary Guaranty" means that certain Subsidiary Guaranty in the form of Exhibit 4.10 hereto, dated as of the date hereof, executed and delivered by each Active Domestic Subsidiary party thereto, in favor of the Purchasers.

     "Successor Corporation" is defined in Section 10.8(a).

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Synthetic Lease" means any lease of goods or other property which is treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes.

     "Transfer" means and includes, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases
(as lessor) any of its property. For the avoidance of doubt, the use of cash or other property to make Investments shall be deemed not to be a Transfer.

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                            SCHEDULE 1


                      Restructuring Charges





1.	Plant closings and Company reorganization activities.
2.	Employee relocation, retraining and retention costs.
3.	Write-off of ERP system and investment in WebNow.com, Inc.

                                                                    EXHIBIT 1
                            [FORM OF NOTE]
                  NEW ENGLAND BUSINESS SERVICE, INC.
                7.23% SENIOR NOTE DUE NOVEMBER 9, 2008
No. R-____ 	                                                       [Date]
$_________ 	                                             PPN: 64386# AA 4

     FOR VALUE RECEIVED, the undersigned, NEW ENGLAND BUSINESS SERVICE, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _____________ or registered assigns, the principal sum of ____________________ DOLLARS ($__________) on November 9, 2008, and to pay (i) interest on the unpaid balance thereof at the LIBOR Rate during the Floating Rate Period and thereafter, at the rate of 7.23% per annum from the date thereof, as provided in Section 8.1 of the Note Purchase Agreement (defined below), and (ii) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, any overdue payment of Breakage Costs and any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (A) 2% per annum above the interest rate otherwise applicable hereto or (B) 2% over the rate of interest publicly announced from time to time by The Bank of New York in New York, New York (or its successor) as its "base" or "prime" rate. Capitalized terms used and not defined herein have the meaning assigned to such terms in the Note Purchase Agreement (defined below).

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purposes or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of November 9, 2001 (as from time to time amended, the "Note Purchase Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENT ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.



                                      NEW ENGLAND BUSINESS
                                      SERVICE, INC.


                                      By:  _______________________________
                                      Name:  Daniel M. Junius
                                      Title:  Senior Vice President, Chief
                                      Financial Officer and Treasurer